UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2017

RELM Wireless Corporation

__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32644	59-3486297
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7100 Technology Drive, West Melbourne, FL		32904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 984-1414

N/A
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2017, the Board of Directors (the “Board”) of RELM Wireless Corporation (the “Company”) appointed D. Kyle Cerminara, one of the Company’s current directors, as the Chairman of the Board, replacing Timothy W. O’Neil, effective immediately. On March 16, 2017, Mr. O’Neil notified the Board of his resignation from the Board, effective immediately. There was no disagreement between Mr. O’Neil and the Company on any matter relating to the Company’s operations, policies or practices.

In addition, on March 17, 2017, the Board appointed Charles T. Lanktree, Ryan R.K. Turner, John W. Struble and Michael R. Dill to the Board, effective immediately. Messrs. Lanktree, Turner, Struble and Dill are independent under the rules of the Securities and Exchange Commission (the "SEC") and the NYSE MKT’s listing standards for purposes of serving on the Board, Messrs. Struble and Dill meet enhanced independence requirements for serving on the audit committee, and Mr. Struble qualifies as an “audit committee financial expert.”

With the addition of the new directors, the size of the Board was set at seven, and the committees of the Board were reconstituted as follows: (1) Audit Committee: John W. Struble (chair), General E. Gray Payne and Michael R. Dill; (2) Compensation Committee: D. Kyle Cerminara (chair), Charles T. Lanktree, General E. Gray Payne, Michael R. Dill and Ryan R.K. Turner; and (3) Nominating and Governance Committee: D. Kyle Cerminara (chair), Lewis M. Johnson and General E. Gray Payne.

Mr. Lanktree, age 67, has served as President and Chief Executive Officer of Eggland’s Best, LLC, a joint venture between Eggland’s Best, Inc. and Land O’Lakes, Inc. distributing nationally branded eggs, since 2012. Since 1997, Mr. Lanktree has served as President and Chief Executive Officer of Eggland’s Best, Inc., a franchise-driven consumer egg business, where he previously served as the President and Chief Operating Officer from 1995 to 1996 and Executive Vice President and Chief Operating Officer from 1990 to 1994. Mr. Lanktree currently serves on the Board of Directors of Eggland’s Best, Inc. and several of its affiliates and on the Board of Directors of Ballantyne Strong, Inc. (NYSE MKT: BTN), a publicly traded holding company with cinema and digital media divisions. From 2010 to 2013, he served on the Board of Directors of Eurofresh Foods, Inc., a privately held company, and from 2004 to 2013, he was on the Board of Directors of Nature’s Harmony Foods, Inc. Prior to joining Eggland’s Best, Inc., Mr. Lanktree served as the President and Chief Executive Officer of American Mobile Communications, Inc. from 1987 to 1990 and as the President and Chief Operating Officer of Precision Target Marketing, Inc. from 1985 to 1987. From 1976 to 1985, he held various executive-level marketing positions with The Grand Union Company and Beech-Nut Foods Corporation. Mr. Lanktree received an MBA from the University of Notre Dame and a B.S. in Food Marketing from St. Joseph’s College. He also served in the U.S. Army and U.S. Army Reserves from 1971 to 1977. Mr. Lanktree brings extensive operational and leadership experience, wireless communications industry experience, and public company experience to the Board.

Mr. Turner, age 38, has served as Vice President of Strategic Investments for Ballantyne Strong, Inc., a publicly traded holding company with cinema and digital media divisions, since 2016. He previously served as Director of Business Development for Ballantyne Strong, Inc. from 2015 to 2016. From 2012 to 2015, Mr. Turner served as Director of Research and Research Analyst for Fundamental Global Investors, LLC, an SEC registered investment advisor that manages equity and fixed income hedge funds and, together with Ballantyne Strong, is the largest stockholder of the Company. Prior to joining Fundamental Global Investors, LLC, Mr. Turner worked as an Associate Analyst at T. Rowe Price from 2006 to 2012, and as an Associate in the Product Services & Development Department at AST Trust Company from 2002 to 2006. Mr. Turner received an MBA from the Robert H. Smith School of Business at the University of Maryland and a B.S. in Business Administration from the University of Arizona. Mr. Turner holds the Chartered Financial Analyst (CFA) designation. Mr. Turner brings extensive investment analysis, capital allocation and business development experience to the Board.

Mr. Struble, age 40, has served as Chief Financial Officer of IntraPac International Corporation, a private-equity owned manufacturing company, since December 2013, where he is responsible for the finance, information technology and human resources functions. From May 2012 to December 2013, he served as Corporate Controller and Treasurer of IntraPac. From May 2010 to May 2012, he served as Corporate Controller (Operations) of Euramax International, Inc., where he was responsible for the accounting and finance functions for the North American operations. Euramax is a public company that produces aluminum, steel, vinyl and fiberglass products for OEM, distributors, contractors, and home centers in North America and Europe. Prior to that, he was Controller of Rock-Tenn Company, from December 2008 to February 2010. Mr. Struble is a Certified Public Accountant. He received an MBA from the University of Georgia and a B.S. in Business Administration from the State University of New York at Buffalo. Mr. Struble brings extensive experience in the accounting/finance field to the Board.

Mr. Dill, 51, has served as President of the Aerospace, Power Generation and General Industrial divisions at AFGlobal Corporation, a privately-held, integrated technology and manufacturing company, since 2014. Prior to joining AFGlobal, Mr. Dill held various positions in the Aerospace and Defense division of CIRCOR International, a publicly traded global manufacturer of highly engineered environment products, including serving as Group Vice President from 2009 to 2014, Vice President of Business Development and Strategy from 2010 to 2011 and Director of Continuous Improvement from 2009 to 2011. From 2007 to 2009, he served as a Business Unit Director and Facility Leader within the aerospace group of Parker Hannifin Corporation, a publicly traded diversified manufacturer of motion and control technologies and systems. Before joining Parker Hannifin Corporation, he held various positions with Shaw Aero Devices, Inc., a producer of aerospace components and equipment, from 1996 to 2007, and Milliken and Company, a manufacturing company, from 1988 to 1996. Mr. Dill received a B.S. in Management from the Georgia Institute of Technology. Mr. Dill brings over 20 years of extensive leadership and operational experience to the Board, including experience in developing and implementing strategic plans.

There are no agreements or understandings between Messrs. Lanktree, Turner, Struble and Dill and any other person pursuant to which they were elected to the Board. Messrs. Lanktree, Turner, Struble and Dill are not parties to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

 Messrs. Lanktree, Turner, Struble and Dill will participate in the Company’s standard non-employee director compensation arrangements.

On March 17, 2017, the Board amended the RELM Wireless Corporation 2007 Incentive Compensation Plan (the “Plan”) to eliminate automatic grants of stock options to purchase 5,000 shares of the Company’s common stock to non-employee directors upon new directors joining the Board. The amendment to the Plan (the “Amendment”) is effective immediately.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

On March 17, 2017, the Compensation Committee of the Board (the “Committee”) approved base salaries for 2017, payment of 2016 cash bonuses and grants of stock options to the Company’s employees, including its executive officers, under the Plan, based on management’s recommendations and the employees’ performance.

 The new base salaries for the Company’s executive officers are as follows: (i) Timothy A. Vitou, President, $250,000; (ii) William P. Kelly, Executive Vice President and Chief Financial Officer, $200,000; and (iii) James E. Gilley, Vice President and Chief Technology Officer, $150,000. The Committee also approved 2016 cash bonuses of $115,000 to each of Mr. Vitou and Mr. Kelly and $50,000 to Mr. Gilley.

 In addition, on March 17, 2017, the Committee granted non-qualified stock options to Messrs. Vitou, Kelly and Gilley to purchase 25,000, 25,000 and 10,000 shares, respectively, of the Company’s common stock, at an exercise price of $5.10 per share. The stock options have ten-year terms and become exercisable in five annual installments beginning on the first anniversary of the grant date. The options are subject to the terms and conditions of their respective Stock Option Agreements, a form of which has been previously filed with the SEC.

 The foregoing descriptions of the stock options in this Current Report are summaries only, do not purport to be complete, and are qualified in their entirety to the full text of their respective agreements, a form of which has been previously filed with the SEC.

Item 8.01
Other Events.

On March 17, 2017, the Board of Directors of the Company approved a quarterly dividend of $0.09 per share of the Company’s common stock, payable on April 17, 2017 to shareholders of record of the Company’s common stock as of the close of business on March 31, 2017.

Item 9.01            Financial Statements and Exhibits.

(d)
Exhibits.

10.1
Amendment to the RELM Wireless Corporation 2007 Incentive Compensation Plan, effective as of March 17, 2017.
99.1
Press Release, dated March 17, 2017, regarding board composition changes.
99.2
Press Release, dated March 17, 2017, regarding quarterly dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELM WIRELESS CORPORATION

By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer

Date: March 21, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to the RELM Wireless Corporation 2007 Incentive Compensation Plan, effective as of March 17, 2017.
99.1	Press Release, dated March 17, 2017, regarding board composition changes.
99.2	Press Release, dated March 17, 2017, regarding quarterly dividend.